UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2014

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lease Agreement

On May 28, 2010, the Company filed an 8-K in which it announced that the Company entered into a lease agreement (the “Lease”) with KB Building, LLC, an entity controlled by Mr. David J. Langevin, the Company’s Chairman and CEO. Under the terms of the Lease, the Company leases land and building located at 9725 South Industrial Drive, Bridgeview, Illinois 60455. The Lease had an initial six year term and provides for six one year extension periods. Due to the related-party aspect of transaction, the transaction and the original lease agreement were approved by the Audit Committee of the Company’s Board of Directors.

On June 6, 2014, the Lease was amended to lengthen the initial lease term from six years to 10 years and to modify the Lease so that the six one year extension periods begin after ten years instead of six years. Due to the related-party aspect of this transaction, the Lease Amendment was approved by the Audit Committee of the Company’s Board of Directors.

The description of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment as attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Lease Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and CFO

Date: June 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.2	Lease Amendment, dated June 6, 2014 between Manitex International, Inc. and KB Building, LLC.